Exhibit 99.2 UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Introductory Note

Description of the transaction

On November 3, 2014, Optex Systems, Inc. (“Optex”), the wholly owned subsidiary of Optex Systems Holdings, Inc., entered into a Purchase Agreement with L-3 Communications, Inc. (“L-3”) pursuant to which Optex purchased from L-3 the assets comprising L-3’s Applied Optics Products Line ( “AOC”), which is engaged in the production, marketing and sales of precision optical assemblies utilizing thin film coating capabilities for optical systems and components primarily used for military purposes. The purchased assets of AOC consist of personal property, inventory, books and records, contracts, prepaid expenses and deposits, intellectual property, and governmental contracts and licenses utilized in the business comprised of the Purchased Assets.

The purchase price for the acquisition was $1,013,053, which was paid in full at closing, plus the assumption of certain liabilities associated with the Purchased Assets in the approximate amount of $271,000. The source of funds for the acquisition consisted of an advance of $800,000 from accredited investors in a consummated private placement of convertible notes issued by Optex in a transaction exempt from registration under Section 4(2) of the Securities Act, with the balance of the funds derived directly from Optex working capital.

Basis of presentation

Optex accounted for the acquisition of AOC as a business combination as prescribed in Accounting Standards Codification 805, “Business Combinations”.

The accompanying unaudited condensed balance sheet as of September 28, 2014 has been presented as if the acquisition of the AOC had occurred on September 28, 2014.

The accompanying unaudited pro forma condensed statements of operations for the twelve months ending September 28, 2014 are presented as if the acquisition of AOC had occurred on September 30, 2013. The twelve months ending September 30, 2014 for AOC were derived from combining the year ended December 31, 2013 plus the nine months ended September 30, 2014 less the nine months ended September 30, 2013.

These unaudited pro forma condensed statements should be read in connection with (1) Optex Systems Holdings Inc.’s historical financial statements and notes thereto filed with the U.S Securities and Exchange Commission for the year ended September 28, 2014 (2) the Special Purpose Statements of Net Assets Acquired for AOC as of September 30, 2014 (unaudited), December 31, 2013 and 2012 and Special Purpose Statements of Revenues and Direct Expenses for the nine month periods ended September 30, 2014 (unaudited) and 2013 (unaudited) and for the years ended December 31, 2013 and 2012 as included in exhibit 99.1 to this Current Report on Form 8-K. In management’s opinion, all adjustments necessary to reflect the significant effects of these transactions have been made. These statements are based on assumptions and estimates considered appropriate by our management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of our financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed statements of operations do not include the effects of any non-recurring costs or one-time transaction-related costs. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed statements of operations, are expected to have a continuing impact on the results.

Optex Systems Holdings, Inc.

Pro Forma Condensed Balance Sheet

(amounts in thousands) (unaudited)

	Optex	AOC
	September 28, 2014	September 30, 2014	Pro Forma Adjustments		Pro Forma Combined

ASSETS

Current Assets
Cash	$1,685	$-	$(213	)A	$1,472
Accounts Receivable	731	-			731
Net Inventory	5,910	932	8	B	6,850
Prepaid Expenses	41	6	41	G	88

Total Current Assets	8,367	938	(164)		9,141

Property and Equipment
Property Plant and Equipment	1,744	5,068	173	F	6,985
Accumulated Depreciation	(1,540)	(3,176)			(4,716)

Total Property and Equipment	204	1,892	173		2,269

Other Assets
Prepaid Royalties - Long Term	150	-			150
Security Deposits	26				26
Intangibles	-	-	342	C	342

Total Other Assets	176	-	342		518

Total Assets	$8,747	$2,830	$351		$11,928

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$312	$131	$110	G	$553
Accrued Expenses	458	-			458
Accrued Warranties	25	3			28
Customer Advance Deposits - Short Term	1,072	27			1,099
Credit Facility	-	-			-
Total Current Liabilities	1,867	161	110		2,138

Other Liabilities
Convertible Notes			800	A	800
Customer Advance Deposits - Long Term	982	-			982

Total Other Liabilities	982	-	800		1,782

Total Liabilities	2,849	161	910		3,920

Stockholders' Equity
Optex Systems Holdings, Inc. Preferred Stock	-	-	-		-
Optex Systems Holdings, Inc. Common Stock	171	-			171
Additional Paid-in-capital	18,013	-			18,013
Retained Earnings (Deficit)	(12,286)	2,669	2,110	D
			(2,669	)E	(10,176)

Total Stockholders' Equity	5,898	2,669	(559)		8,008

Total Liabilities and Stockholders' Equity	$8,747	$2,830	$351		$11,928

The Pro-Forma financial statements include certain adjustments in order to present the balance sheet as if the transaction occurred on September 28, 2014.

(A)      Represents the total consideration paid for the acquisition which included $213 in working capital cash from Optex Systems Holdings, Inc. and $800 in cash from investment in Optex Systems Holdings, Inc. from accredited investors in a consummated private placement of convertible notes issued by Optex due November 7, 2016.

(B)      Represents the estimated fair value of the inventory acquired which is estimated to be higher than the book value based on the preliminary results of ongoing appraisals. The appraisals are expected to be finalized in February 2015.

(C)      Represents the fair value of customer backlog acquired of $342 based on the preliminary results of ongoing appraisals. The appraisals are expected to be finalized in February 2015.

(D)      Represents the estimated amount of negative goodwill (bargain purchase) which resulted when the estimated fair value of the assets acquired exceeded the consideration given based on the preliminary results of ongoing appraisals. The appraisals are expected to be finalized in February 2015.

(E)       Represents the elimination of AOC’s historical stockholders’ equity.

(F)       Represents the amount that the estimated fair value of the fixed assets acquired was less than book value resulting in a step up in value based on the preliminary results of ongoing appraisals. The appraisals are expected to be finalized finalized in February 2015.

(G)     Represents the adjustments to reflect the fair value of the assets acquired and liabilities assumed. Refer to Note 1 below which quantifies the initial purchase price allocation.

Optex Systems Holdings, Inc.

Pro Forma Condensed Statements of Operations

(amounts in thousands) (unaudited)

	Twelve months ended
	Optex	AOC	Pro Forma		Pro Forma
	September 28, 2014	September 30, 2014	Adjustments		Combined

Revenues	$10,208	$4,445	$-		$14,653

Total Cost of Sales	8,810	8,330	291	H
			58	I	17,489

Gross Margin	$1,398	$(3,885)	$(349)		$(2,836)

General and Administrative	2,375	1,810	51	H	4,236

Operating Loss	$(977)	$(5,695)	$(400)		$(7,072)

Other Expenses

Interest Expense - Net	8	-	-		8
Total Other	$8	$-	$-		$8

Loss Before Taxes	$(985)	$(5,695)	$(400)		$(7,080)

Deferred Income Taxes (Benefit)	1,077				1,077

Net Loss After Taxes	$(2,062)	$(5,695)	$(400)		$(8,157)

Net Loss Applicable to Common Shareholders	$(2,062)	$(5,695)	$(400)		$(8,157)

Basic income (loss) per share	$(0.0125)				$(0.0495)

Weighted Average Common Shares Outstanding	164,940,636				164,940,636

The Pro-Forma financial statements include certain adjustments in order to present the results of operations as if the transaction occurred on September 30, 2013.

(H)      Represents the amortization for 12 months of the customer backlog intangible, assuming 12 month useful life and straightline amortization.

(I)       Represents the additional depreciation for 12 months which resulted from the step up in the value of the fixed assets over the respective useful lives of the assets of 2 to 5 years.

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

(AMOUNTS IN THOUSANDS)

Note 1 – Acquisition of the Applied Optics Products Line

The unaudited pro forma condensed financial information reflects a total purchase consideration of approximately $1,013 of which $800 was from accredited investors in a private placement of convertible notes issued by Optex Systems Holdings, Inc. The notes bear interest at a rate of 12% per annum and mature two years after the date of the issuance.  Optex Systems Holdings, Inc. may pay interest due either in cash or, at its option, through stock.  The notes are convertible at the option of the investors at any time into shares of Optex Systems Holdings, Inc.’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price equal to $.0025 per share.  All or part of the then remaining principal amount of the notes may be prepaid at any time at a price equal to 125% of the sum of the then remaining principal amount of the notes to be prepaid plus all accrued and unpaid interest thereon.

Optex recognized tangible and intangible assets and liabilities acquired based upon their respective estimated fair values as of the acquisition date. The table below shows the preliminary fair values assigned to the assets acquired and liabilities assumed. Based on this analysis, the transaction resulted in a bargain purchase gain. We may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed financial statements. The appraisals are expected to be finalized in February 2015.

Inventory	$940
Other current assets	47
Accounts payable and accrued expenses	(241)
Customer Deposits	(27)
Accrued Warranties	(3)
Property and equipment	2,065
Intangible assets	342
Goodwill (bargain purchase)	(2,110)
Total consideration	$1,013

The identifiable intangible assets primarily consist of customer backlog and will be amortized between costs of sales and general and administrative expenses according to their estimated useful lives which is less than one year.